EXHIBIT 99.1

                              LOGO

                     N E W S   R E L E A S E

For Immediate Release

Contact:  HemaCare Corporation
      	  JoAnn Mannise, Director of Investor Relations
          877-310-0717
          www.hemacare.com

RELEASE DATE:  August 13, 2004

       HEMACARE REPORTS SECOND QUARTER FINANCIAL RESULTS
 ________________________________________________________________


      LOS ANGELES - - - - HemaCare Corporation (OTC Bulletin Board:
HEMA.OB) today announced second quarter 2004 results of operations that resulted in a profit of $488,000, or $0.06 per share basic and diluted, on revenue of $6,921,000. This represents the third consecutive profitable quarter since the implementation of management's restructuring plan in the third quarter of 2003, and the most profitable quarter since the fourth quarter of 2000 when the Company recognized a $2.95 million benefit from income taxes. The restructuring plan resulted in the closure of several under-performing donor centers, principally located in the eastern United States, and a reduction in overhead expenses.

      Revenue in the second quarter of 2004 was essentially flat compared to the $6,937,000 reported in the same period of 2003. Blood products revenue decreased $57,000 to $5,036,000, or 1.1%, as a result of the elimination of revenue generated by operations closed as part of the restructuring plan. Blood products revenue from ongoing donor centers increased $810,000, or 20.8%, to $4,713,000 from $3,903,000 reported in the second quarter of 2003. Blood services revenue in the quarter increased $41,000, or 2.2%, to $1,885,000 as a result of an increase in the number of therapeutic apheresis procedures performed in California that have a higher average per procedure price than the other markets serviced by the Company, a change in procedure mix to higher average price procedures and an increase in the average surcharge associated with each procedure performed.

      The second quarter results produced a gross profit of $1,503,000 compared with a gross profit of $452,000 for the same period in 2003. The gross profit percentage in the quarter increased to 21.7% from 6.5% for the same period in 2003. This improvement in gross profit is the result of increases in product prices, increased operational efficiencies realized from higher volumes, a change in therapeutic procedure mix to higher

                            - more -

margin procedures and the closure in the third and fourth quarters of 2003 of several under-performing donor centers. The Company has taken steps to improve pricing as part of the renewal of the Company's hospital blood supply contracts. Operational efficiencies resulting from higher volumes at the ongoing donor centers is one of the benefits from the current strategy to grow sales volume at existing facilities rather than opening new donor centers.

      For the six months ended June 30, 2004, the Company generated $734,000 of net income, or $0.09 per share both basic and diluted, on revenue of $13,657,000, compared with a net loss of $264,000, or $0.03 loss per share, on revenue of $13,868,000, during the same period of 2003.

        Commenting on the second quarter results, Judi Irving, President and Chief Executive Officer, stated, "We are very pleased and proud of our accomplishments over the past year. We successfully completed the implementation of our restructuring plan to eliminate several under-performing donor centers, and the renewed focus on our core businesses has substantially improved operations and overall profitability. The Company has had three profitable quarters following the implementation of the restructuring plan. In addition, on a pre-tax basis, the second quarter of 2004 represents the most profitable quarter for HemaCare in over fifteen years. We intend to continue to improve the Company's revenue potential and operational efficiency. Our strategy is to generate additional revenue from our existing operations, which we feel have the potential to increase profitability in the future, and to invest in important deferred infrastructure projects. In addition, we are exploring new business opportunities to leverage our existing competencies and increase the utilization of our facilities."

      HemaCare will be holding an interactive investor conference call on Friday, August 13, 2004 at 1:00 pm (Eastern Daylight Time). Judi Irving, President and CEO, and Robert Chilton, Executive Vice President and CFO, will review the second quarter 2004 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare's second quarter earnings conference call. A recording will be available two hours following the call through midnight, August 20, 2004 that can be replayed by calling 800-642-1687, ID number 9269616.

                   ABOUT HEMACARE CORPORATION

	Founded in 1978, HemaCare is a national provider of blood products and services, and is believed to be the only publicly traded company engaged in the blood industry in the United States. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The Company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals and others.

This press release contains "forward-looking statements" within the meaning of the term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to publicly release any revision to these forward-looking statements made to reflect events or circumstances after the date hereof.

                              - more -


                         HemaCare Corporation

                      Condensed Consolidated Data
                             (Unaudited)

                                 Three Months Ended June 30,    Six Months Ended June 30,
                                     2004           2003           2004           2003
                                 ------------   ------------   ------------   ------------
STATEMENT OF OPERATIONS

Revenues.......................  $ 6,921,000    $ 6,937,000    $13,657,000    $13,868,000

Gross Profit...................  $ 1,503,000    $ 6,485,000    $10,723,000    $12,416,000
                                 ------------   ------------   ------------   ------------
General and administrative
 expenses......................  $ 1,015,000    $   906,000    $ 2,200,000    $ 1,892,000

Income (loss) before income
 taxes.........................  $   488,000    $  (454,000)   $   734,000    $  (440,000)
                                 ============   ============   ============   ============

Net income (loss)..............  $   488,000    $  (272,000)   $   734,000    $  (264,000)
                                 ============   ============   ============   ============

Basic and diluted earnings
 (loss) per share..............  $      0.06    $     (0.04)   $      0.09    $     (0.03)
                                 ============   ============   ============   ============

Weighted average shares
 oustanding - basic............    7,756,060      7,751,060      7,756,060      7,751,060
                                 ============   ============   ============   ============

Weighted average shares
 outstanding - diluted.........    8,089,078      7,751,060      7,999,449      7,751,060
                                 ============   ============   ============   ============



                                      June 30, 2004   December 31, 2003
                                      -------------   -----------------
BALANCE SHEETS

Assets
------
Cash and cash equivalents...........  $ 1,399,000     $   935,000
Other current assets................    4,197,000       4,030,000
Non-current assets..................    3,059,000       3,321,000
                                      ------------    ------------
Total assets........................  $ 8,655,000     $ 8,286,000
                                      ============    ============

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities.................  $ 3,654,000     $ 3,786,000
Long-term liabilities...............      856,000       1,089,000
Shareholders' equity................    4,145,000       3,411,000
                                      ------------    ------------
Total liabilities and shareholders'
 equity.............................  $ 8,655,000     $ 8,286,000
                                      ============    ============

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